Exhibit 10.3

QUANTUMSCAPE BATTERY, INC.

SCIENTIFIC ADVISORY BOARD AGREEMENT

This Scientific Advisory Board Agreement (this “Agreement”) is effective as of June 6, 2022 (the “Effective Date”) by and between QuantumScape Battery, Inc. (the “Company”) and Celina Mikolajczak (“Advisor”) (each herein referred to individually as a “Party,” or collectively as the “Parties”). For the purposes of this Agreement, the Company’s publicly listed parent corporation, QuantumScape Corporation, is referred to as “QuantumScape.”

The Company desires to retain Advisor as an independent contractor to serve on the Company’s Scientific Advisory Board (“SAB”) and provide services related to Advisor’s expertise in the areas of next generation solid state battery design, engineering and manufacturing (the “Field”). In consideration of the mutual promises contained herein, the Parties agree as follows:

1.
Services and Compensation
a.
The Company hereby retains Advisor to (i) serve as a member of the Company’s Scientific Advisory Board with respect to the Field; (ii) review activities and developments in the Field in a mutually agreed upon manner, including but not limited to reviewing activities and developments relating to the Company’s core solid state battery technology and business; (iii) provide advice to the Company on strategic business direction with respect to the Field (collectively, the “Services”). In connection with performing the Services, Advisor will make herself reasonably available via telephonic or video conference, or other locations, as reasonably requested in advance exclusively by the Company’s CEO, for no more than five hours per month.
b.
In consideration for Advisor’s Services, Advisor shall continue to vest without interruption in the equity awards under the existing Aug 2021 RSU Agreement (as identified in the Separation Agreement and Release (the “Separation Agreement”), to which this Agreement is attached as its Exhibit A), subject to the terms thereof and the Company’s 2020 Equity Incentive Plan (the Aug 2021 RSU Agreement and the Company’s 2020 Equity Incentive Plan are collectively referenced herein as the “Equity Agreements”) and the Separation Agreement, provided that this Agreement remains in effect on each vesting date and subject to the other terms and conditions as set forth herein. It is not the purpose of this Agreement to enable Advisor to vest in a specific number of shares or to continue vesting until the entire equity award under the Aug 2021 RSU Agreement is fully vested. Advisor acknowledges that other than with respect to the Aug 2021 RSU Agreement, the equity awards subject to all other Stock Agreements (as defined in the Separation Agreement) will have been terminated and are no longer available for vesting.
c.
The Company will timely and fully reimburse Advisor, in accordance with Company policy, for all reasonable expenses incurred by Advisor in performing the Services pursuant to this Agreement, if Advisor receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.

2.
Confidentiality
a.
Definition of Confidential Information. “Confidential Information” means any information that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Advisor called or with whom Advisor became acquainted during the Term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of the Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Advisor can establish (i) was publicly known or made generally available prior to the time of disclosure to Advisor; (ii) becomes publicly known or made generally available after disclosure to Advisor through no wrongful action or inaction of Advisor; or (iii) is in the rightful possession of Advisor, without confidentiality obligations, at the time of disclosure as shown by Advisor’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.
b.
Nonuse and Nondisclosure. During and after the period of Advisor’s relationship with the Company, Advisor will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Advisor will not (i) use any Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Advisor’s right to engage in Protected Activity (as defined below), disclose Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Advisor may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Advisor shall provide prior written notice to the Company and seek a protective order or such similar confidential protection as may be available under applicable law. Advisor agrees that no ownership of Confidential Information is conveyed to the Advisor. Without limiting the foregoing, Advisor shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Advisor agrees that Advisor’s obligations under this Section 2.B shall continue after the termination of this Agreement.
c.
Other Client Confidential Information. Advisor agrees that Advisor will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or then current employer of Advisor or other person or entity with which Advisor has an obligation to keep in confidence. Advisor also agrees that Advisor will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
d.
Third Party Confidential Information. Advisor recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Advisor agrees that at all times during the Term of this Agreement and thereafter, Advisor owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
3.
Other Obligations

Advisor will not disclose to the Company any information that Advisor is obligated to keep secret pursuant to any confidentiality agreement with a third party, and nothing in this Agreement will impose any obligation on the Advisor to the contrary.

4.
Conflicting Obligations
a.
Advisor represents and warrants that Advisor has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Advisor’s obligations to the Company under this Agreement, and/or Advisor’s ability to perform the Services.
b.
During the Term of this Agreement, Advisor shall notify the Company in advance of changes in her employment or significant consulting or advisory relationships in the field of batteries. If Advisor provides services for a third party that is reasonably determined by the Company to be a competitor of the Company in the field of solid state batteries, then upon receipt of notice from the Company (the “Competitor Notice”), Advisor agrees to cease to publicly represent herself as a service provider or advisor to the Company; provided that Advisor shall be permitted to disclose to such third party the terms of this Agreement. Moreover, if Advisor provides services to a third party that is reasonably determined by the Company to be a then current competitor, then this Agreement automatically shall terminate at the later of (a) the one-year anniversary of this Agreement; and (b) the date the Competitor Notice is sent.
5.
Return of Company Materials

Upon the termination of this Agreement, or upon the Company’s earlier request, Advisor will promptly deliver to the Company, and will not keep in Advisor’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, and any reproductions of any of the foregoing items that Advisor may have in Advisor’s possession or control. However, should Advisor later discover additional Company property in her inadvertent possession, she will return such property to the Company within three (3) business days thereafter. It is agreed that any such subsequent return of inadvertently retained Company property would not constitute a violation of this Agreement.

6.
Term and Termination
a.
Initial Term. This Agreement will begin on the Effective Date of this Agreement and will continue thereafter for a period of 52 weeks (the “Initial Term”), unless and until terminated as provided in Section 6.B. The Initial Term may be extended only by mutual agreement of the Parties. Neither Party is required to agree to extend the Agreement or to provide notice of non-extension. If the Agreement is not so extended before the end of either the Initial Term or any extension to it, it shall expire by its terms without any action required on the part of either of the Parties.
b.
Termination. The Advisor has the right to terminate this Agreement at any time, for any reason or no reason, after giving the Company fourteen (14) days’ written notice of such termination. Only following the completion of the Initial Term, the Company will have the right to terminate this Agreement at any time, for any reason or no reason, after giving Advisor fourteen (14) days’ written notice of such termination. The Company also has the right to terminate this Agreement as set forth in Section 4.B above. At any time during the effectiveness of this Agreement, the Company also may terminate this Agreement immediately by written notice if Advisor refuses to or is unable to perform the Services or is in breach of any provision of this Agreement or the Separation Agreement. All notices pursuant to this Section 6.B. shall be provided pursuant to Section 9.G of this Agreement.

c.
Survival. Upon any termination, all rights and duties of the Company and Advisor toward each other shall cease except:
i.
The Company will pay, within thirty (30) days after the termination of this Agreement, all amounts owing to Advisor for Services performed in accordance with the provisions of Section 1 of this Agreement; and
ii.
The Sections in this Agreement entitled Confidentiality, Other Obligations, Conflicting Obligations, Return of Company Materials, Term and Termination, Independent Contractor; Benefits, Limitation of Liability, and Miscellaneous will survive termination or expiration of this Agreement in accordance with their terms.
iii.
The foregoing rights and remedies will be without prejudice to any other rights or remedies that have accrued to the benefit of any Party prior to such termination or expiration under this or any other then existing agreement (e.g., the Separation Agreement and Releases, and the Equity Agreements).
7.
Independent Contractor; Benefits
a.
Independent Contractor. It is the express intention of the Company and Advisor that Advisor perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Advisor as an employee (including executive) of the Company. Without limiting the generality of the foregoing, Advisor is not authorized to bind the Company to any liability or obligation or to represent that Advisor has any such authority. Advisor agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall initially incur (but be subsequently reimbursed by the Company for as provided herein) all expenses associated with performance. Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received by Advisor pursuant to this Agreement. Advisor agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
b.
Benefits. The Company and Advisor agree that Advisor is not entitled to and will not receive any Company-sponsored benefits from the Company. If Advisor is reclassified by a state or federal agency or court as the Company’s employee, Advisor will become a reclassified employee and will receive no other benefits from the Company, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Advisor would otherwise be eligible for such benefits.
8.
Limitation of Liability

IN NO EVENT SHALL THE COMPANY BE LIABLE TO ADVISOR OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER THE COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9.
Miscellaneous
a.
Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted to be brought in court under this Agreement, the Parties hereby expressly consent to the exclusive personal jurisdiction and venue of the state and federal courts located in Santa Clara County, California.
b.
Assignability. Neither Party may sell, assign or delegate any rights or obligations under this Agreement without the express advance written approval of the other Party.

c.
Entire Agreement. This Agreement, together with the concurrently implemented Separation Agreement (including the surviving agreements as set forth in the “Entire Agreement” Section of the Separation Agreement, which are hereby incorporated by reference) constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all other prior written and/or oral agreements, discussions, or representations between the Parties or between Advisor and the Company. Advisor represents and warrants that Advisor is not relying on any statement or representation not contained in this/ those Agreements. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this/ those Agreements, the terms of this/ those Agreements shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
d.
Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
e.
Severability. If a court or arbitrator (based in Santa Clara, California) finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
f.
Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by either Party of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
g.
Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by email (so long as such email is not returned as undelivered), or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 10.G. If by email, delivery shall be deemed effective as of the date it is sent.
i.
If to the Company, to:

QuantumScape Battery, Inc.
1730 Technology Drive
San Jose, CA 95110

Attention: Chief Legal Officer

ii.
If to Advisor, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Advisor provided by Advisor to the Company.
h.
Attorneys’ Fees. In any arbitration or court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs from the other Party, in addition to any other relief to which the prevailing Party may be entitled.
i.
Signatures. This Agreement may be signed separately in two separate counterparts, each of which (upon the completed exchanges of them physically or by PDF/ email) shall be deemed an original, with the same force and effectiveness as though executed in a single document.
j.
Protected Activity Not Prohibited. Advisor understands that nothing in this Agreement shall in any way limit or prohibit Advisor from engaging in any Protected Activity as defined and described in the Separation Agreement. Advisor acknowledges that she has received proper notice pursuant to the Defend Trade Secrets Act of 2016 as set forth in the Separation Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Scientific Advisory Board Agreement as of the date(s) below.

ADVISOR	QUANTUMSCAPE BATTERY, INC.
By: /s/Celina Mikolajczak	By: /s/Michael McCarthy
Celina Mikolajczak	Michael McCarthy
Chief Legal Officer and
Head of Corporate Development
Date: June 6, 2022	Date: June 6, 2022

ALSO APPROVED
QUANTUMSCAPE CORP.
By: /s/Michael McCarthy
Michael McCarthy
Chief Legal Officer and
Head of Corporate Development
Date: June 6, 2022

Address for Notice to Advisor:

189 Glasgow Lane, San Carlos, CA 94070

celinamik.sc@gmail.com